Exhibit 10.6

SPECIAL BONUS AGREEMENT
(Ziff Davis Media Inc.)

          THIS SPECIAL BONUS AGREEMENT (this “Agreement”) is made as of April 1, 2005 (the “Effective Date”), by and between Ziff Davis Media Inc., a Delaware corporation (the “Company”), and the individual named on the signature line below (“Employee”).

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Bonus Amount. On or before the Company’s first regular payroll date after the Effective Date (the “Payment Date”), the Company shall pay to Employee a one-time bonus of $[___] in cash (the “Bonus Amount”). Employee agrees that the Bonus Amount is stated in gross amounts and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

          2. Repayment Amount.

          (a) In the event that on or prior to December 31, 2005, Employee’s employment with the Company or any of its Subsidiaries is terminated for any reason (including, without limitation, Employee’s death, Employee’s disability, Employee’s resignation for any reason, Employee’s retirement, or Employee’s termination by the Company, with or without Cause (as defined below)), Employee shall pay to the Company, within three (3) business days after the Termination Date (as defined below), the Return Amount (as defined below), by wire transfer of immediately available funds to an account designated by the Company; provided that, notwithstanding anything in this Agreement to the contrary, in the event that Employee’s employment is terminated with Cause, the Return Amount shall be equal to the Bonus Amount. The Return Amount shall be repaid by Employee without reduction, offset, discount or other mitigation (including without limitation reduction of withholding taxes).

          (b) As used herein, (i) “Return Amount” means the product obtained by multiplying (A) the Applicable Percentage (as defined herein) by (B) the Bonus Amount; (ii) “Applicable Percentage” means the percentage determined by dividing (A) the number of days from and including Employee’s Termination Date through and including December 31, 2005 by (B) two hundred and seventy-five (275); and (iii) “Termination Date” means the date that the Employee’s employment with the Company or any of its Subsidiaries is terminated for any reason.

          3. Miscellaneous Provisions. The terms and conditions attached hereto as Appendix A are incorporated by reference as if fully set forth herein.

          IN WITNESS WHEREOF, the undersigned hereby agree to the foregoing provisions of this Agreement effective as of the date first written above

ZIFF DAVIS MEDIA INC.

By:

[Name]		Bart W. Catalane, President

APPENDIX A

     A. Rights of Participants. Nothing in this Agreement shall confer upon Employee any right to remain in the employ of the Company or any of its Subsidiaries, to receive any information regarding the Company or any of its Subsidiaries or to participate in any employee benefit program of the Company or any of its Subsidiaries.

     B. Offset. Employee agrees that, in the event that Employee does not repay all or any portion of the Return Amount as and when required by Section 2 hereof, the Company or any of its Subsidiaries may reduce any payment otherwise required to be made to Employee by the Company or any of its Subsidiaries by the unpaid portion of the Return Amount.

     C. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties related to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided, however, that this Agreement shall not supersede, preempt or modify in any respect any agreement the parties may previously have made or may hereafter make to arbitrate disputes.

     D. Amendment and Waiver. The provisions of this Agreement may be amended and waived only by means of a written instrument signed by each of the Company (by either its Chief Executive Officer or President) and Employee. No failure to exercise and no delay in exercising any right, remedy, or power under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under the Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by the Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently

     E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     G. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     H. Attorneys’ Fees. In the event of any arbitration or litigation between the parties arising under or related to this Agreement (a “Covered Dispute”), the substantially prevailing party in the Covered Dispute (the “Prevailing Party”) shall be entitled to receive from the other party the Prevailing Party’s reasonable attorneys’ fees and costs, including, without limitation, the cost at the hourly charges routinely charged therefor by the persons providing the services, reasonable fees and/or allocated costs of staff (in-house) counsel, and fees and expenses of experts retained by counsel in connection with such arbitration or litigation and with any and all appeals or petitions therefrom, in addition to any other relief to which the Prevailing Party may be entitled. A party to a Covered Dispute shall be the Prevailing Party in such Covered Dispute if the claims against such party are dismissed at any stage in the arbitration or litigation.

     I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to Employee at the address maintained for Employee in Employee’s personnel file and to the Company at Ziff Davis Media Inc., 28 East 28th Street, New York, NY 10016, Attention: Chief Executive Officer, with a copy to the attention of the Company’s General Counsel at the same address. Either party may specify a different address to the attention of a different person by prior written notice to the other party in accordance with this Section I.

     J. Interpretation. The section headings used herein are for convenience only and do not define, limit or construe the content of such sections. The parties acknowledge that they are entering into this Agreement after consulting with counsel and based upon equal bargaining power and in the absence of duress. The terms of this Agreement shall not be interpreted in favor of or against any party on account of the draftsperson, but shall be interpreted solely for the purpose of fairly effectuating the intent of the parties hereto.

     K. Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     L. Counterparts; Signatures Received via Facsimile. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures received via facsimile shall be deemed originals for all purposes.

     M. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     (i) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing fifty percent (50%) or more of the combined voting power of such corporation or other entity are owned directly or indirectly by the Company.

     (ii) “Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company and/or its Subsidiaries and Employee or, in the absence of any such written employment agreement, shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, any of its Subsidiaries or any of their readers, advertisers, subscribers, customers or suppliers, or breach of the duty of loyalty to the Company and/or its Subsidiaries (ii) intentional or willful conduct which conduct brings the Company or any of its Subsidiaries into public disgrace or disrepute in any material respect, (iii) substantial or repeated failure to perform (other than due to disability) Employee’s duties in respect of the Company or any of its Subsidiaries as reasonably directed by Employee’s immediate supervisor or the Chief Executive Officer of the Company which is not cured within ten (10) calendar days after written notice thereof to Participant or which is incapable of cure, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of any written agreement between Employee, on the one hand, and the Company and/or one or more of its Subsidiaries, on the other hand, which is not cured within ten (10) calendar days after notice thereof to Employee or which is incapable of cure.

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